Exhibit 99.1

FOR IMMEDIATE RELEASE
July 21, 2010

WESTAMERICA TO PARTICIPATE IN KEEFE, BRUYETTE & WOODS
COMMUNITY BANK CONFERENCE

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC) is scheduled to participate in the Keefe, Bruyette & Woods Community Bank Conference.

David Payne, Chairman, President and CEO, will make a presentation beginning at 8:00 a.m. ET on Wednesday, July 28, 2010. Investors and the public can access the presentation via a webcast at http://kbw.com/news/conferenceCommunity2010       Webcast.html
Presentation slides can be viewed at
http://www.westamerica.com/index.php/shareholders/press-releases/553-westamerica-bancorporation-to-p articipate-in-keefe-bruyette-a-woods-community-bank-conference

Westamerica Bancorporation, through its wholly owned subsidiary, Westamerica Bank, operates banking and trust offices throughout Northern and Central California.

Westamerica Bancorporation Web Address: www.westamerica.com

For additional information contact:

Westamerica Bancorporation

Robert A. Thorson – SVP & Chief Financial Officer

707-863-6840

FORWARD-LOOKING INFORMATION:

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company’s control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s most recent reports filed with the Securities and Exchange Commission, including the annual report for the year ended December 31, 2009 filed on Form 10-K and quarterly report for the quarter ended March 31, 2010 filed on Form 10-Q, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company’s business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.

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